Exhibit 99.1

News Release

General Inquiries:  (713) 783-8000
www.sanchezenergycorp.com

Sanchez Energy Closes

Western Catarina Midstream Divestiture

HOUSTON—(Marketwired)—October 14, 2015—Sanchez Energy Corporation (NYSE:SN) (“Sanchez Energy” or the “Company”) today announced that it has closed on the previously announced definitive agreement (see Press Release dated September 28, 2015) to sell certain midstream assets located on the Western part of its Catarina asset in the Eagle Ford Shale in South Texas. At closing, the Company received total consideration of approximately $345 million in cash, subject to certain post-closing adjustments.

About Sanchez Energy Corporation

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional resources in the onshore U.S. Gulf Coast with a current focus on the Eagle Ford Shale in South Texas, where the Company has assembled approximately 223,000 net acres, and the Tuscaloosa Marine Shale.  For more information about Sanchez Energy Corporation, please visit our website (www.sanchezenergycorp.com).

Company contacts:

G. Gleeson Van Riet

Chief Financial Officer

Sanchez Energy Corporation

713-783-8000

Jaime Brito

Senior Vice President, Investor Relations

Sanchez Energy Corporation

713-783-8000